UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

Closing of Sale of Stock to Smart Hydrogen

On June 29, 2006, Plug Power Inc. (the “Company”) closed its previously announced transaction with Smart Hydrogen Inc. (the “Buyer”). The Company sold 395,000 shares of Class B Capital Stock of the Company, which are convertible into 39,500,000 shares of common stock of the Company, and 11,240 shares of common stock of the Company to the Buyer for an aggregate purchase price of approximately $217,300,000. The purchase price per share of the shares sold to the Buyer, on an as-converted into common stock basis, was $5.50.

The Buyer also contemporaneously purchased 1,825,000 shares of common stock of the Company from DTE Energy Foundation. Following the closing of these transactions, the Buyer owned approximately 35% of the Company’s outstanding common stock on an as-converted basis.

The Class B Capital Stock is a new class of stock that is economically equivalent to, and convertible into, shares of common stock of the Company. The terms of the Class B Capital Stock are set forth in a Certificate of Designations filed by the Company with the Delaware Secretary of State (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the holders of the Class B Capital Stock initially will be able to appoint up to four of the eleven directors to the Company’s Board of Directors, at least two of whom must be independent directors under applicable NASDAQ rules. Under the Certificate of Designations, these directors must be proportionately represented on all committees of the Board of Directors to the extent consistent with applicable law; provided that any committee of five or fewer members need only have one such director as a member. The number of directors that the holders of Class B Capital Stock will be able to appoint in the future will decrease if the percentage of the Company’s outstanding common stock on an as converted basis decreases; provided that if this percentage decreases below 10%, the director appointment and committee representation rights will terminate. Separately, in the Investor Rights Agreement described below, the holders of the Class B Capital Stock agreed to vote in favor of all director nominees recommended by the Company as long as they have director appointment rights.

The Certificate of Designations also requires the Company to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to taking any of the following actions as long as such holders continue to own over 20% of the Company’s outstanding common stock on an as-converted basis:

•	changing the number of directors on the Board of Directors;

•	issuing any additional shares of Class B Capital Stock;

•	acquiring any business or assets if the purchase price exceeds the greater of (i) 30% of total assets of the Company on a consolidated basis or (ii) $105,000,000; or

•	amending certain provisions of the Company’s certification of incorporation or by-laws relating to the rights of the Class B Capital Stock or certain other corporate governance matters, other than in connection with a sale of the Company.

The Certificate of Designations also provides that shares of Class B Capital Stock will automatically convert into common stock if they are transferred to anyone other than certain affiliates of the Buyer or if the holder of such shares experiences a change of control.

In connection with the closing of the transaction, the parties have also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), which establish certain rights and obligations of the Company and the Buyer relating to the investment. Under the Investor Rights Agreement, the Buyer agreed to the following restrictions on the transfer of shares of stock of the Company:

•	For 18 months following the closing, the Buyer will not transfer any equity securities of the Company to any person;

•	For 2 years following the closing, the Buyer will not privately sell any equity securities of the Company to any person who is or will become a 5% stockholder;

•	For 2 years following the closing, the Buyer will not privately sell any equity securities of the Company to any person without providing the Company with a right of first offer; and

•	For 5 years following the closing, the Buyer will not privately sell any equity securities of the Company to a competitor of the Company.

Notwithstanding the foregoing, the Company will permit the Buyer, at any time, to transfer its shares to certain affiliates of the Buyer or to transfer its shares pursuant to any tender offer, exchange offer, merger, business combination, restructuring or acquisition of the Company that is recommended by the Company’s Board of Directors.

Additionally, the Buyer agreed that neither it nor any of its affiliates will take certain actions for a period of 5 years following the closing, including, among others:

•	acquiring any additional securities of the Company (other than pursuant to the preemptive or top up rights described below);

•	acting to propose, or solicit any person with respect to, any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction involving the Company or to seek to control, change or influence the Company’s management, Board of Directors or policies, except through the exercise of the rights granted in connection with the transaction;

•	engaging in a proxy solicitation; and

•	submitting a director nominee (other than pursuant to their director appointment rights) or a stockholder proposal to the Company for consideration by its stockholders.

Notwithstanding the foregoing, the Company will permit the holders of Class B Capital Stock to participate as a bidder in any process initiated by the Company to sell the Company and, if the Company receives an unsolicited acquisition proposal, to submit an acquisition proposal prior to the Company’s acceptance of the unsolicited acquisition proposal.

The Investor Rights Agreement also requires the Company, for two years following the closing, to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to redeeming or repurchasing stock (subject to carveouts related to repurchases under equity incentive plans and from the Buyer under the Company’s right of first offer) or paying any dividends.

In the Investor Rights Agreement, the Company agreed to provide the holders of Class B Capital Stock with preemptive rights to enable them to participate in future issuances of securities by the Company in order to maintain their percentage ownership of the Company’s total outstanding common stock on an as-converted basis. These preemptive rights are subject to carveouts for issuances under equity incentive or employee benefit plans, issuances in acquisitions by the Company, issuances to strategic partners of up to 10% in the aggregate of the Company’s outstanding common stock as of the closing date, issuances to financial institutions or lessors in lending or leasing transactions, private offerings of up to $7.5 million and public offerings. However, in the event of issuances of securities in an acquisition by the Company or under an equity incentive or employee benefit plan, the holders of Class B Capital Stock will have top up rights enabling them to purchase additional securities in order to maintain their percentage ownership of the Company’s total outstanding common stock on an as-converted basis. Pursuant to this top up right:

•	if the Company issues more than $7.5 million of securities in an acquisition by the Company, then the holders of Class B Capital Stock will have the right to purchase additional securities from the Company to maintain their percentage ownership;

•	if the Company issues less than $7.5 million of securities in an acquisition by the Company, then the Company will have the option of either offering additional securities to the holders of Class B Capital Stock or permitting them to purchase additional securities in the public market to maintain their percentage ownership; and

•	if the Company, in the aggregate, issues shares of common stock under an equity incentive or employee benefit plan during any year, then, at the beginning of the following year, the Company will permit the holders of Class B Capital Stock to purchase additional securities in the public market to maintain their percentage ownership.

These holders may exercise these preemptive and top up rights notwithstanding the general restriction on acquisition of additional securities of the Company described above. These preemptive and top up rights generally continue as long as the holders of Class B Capital Stock own at least 10% of the outstanding common stock of the Company on an as-converted basis.

Under the Investor Rights Agreement, the Company also provided the holders of the Class B Capital Stock with co-sale rights to participate on a pro rata basis in any sale by the Company of common stock for cash in a private placement of more than 20% of the Company’s then outstanding common stock, after giving effect to such transaction, to a single purchaser. These co-sale rights generally continue as long as the holders of Class B Capital Stock own at least 10% of the outstanding common stock of the Company on an as-converted basis.

Certain affiliates of the Buyer will, and any person to whom shares of Class B Capital Stock are transferred in the future (without the prior conversion of such shares into common stock) will be required to, agree to be bound by the terms of the Investor Rights Agreement.

Under the Registration Rights Agreement, the Company agreed to register the shares of common stock issuable upon exercise of the Class B Capital Stock on a resale registration statement within 18 months after the closing of the investment. The Company also agreed to prepare a prospectus or, if the Company is not Form S-3 eligible, file a registration statement for an underwritten public offering upon the demand of the holders of the shares of common stock issuable upon exercise of the Class B Capital Stock; provided that the Company is only required to accommodate up to five requests (and pay expenses for three requests). The Company also granted the holders unlimited piggy-back registration rights with respect to underwritten offerings being registered by the Company. The registration rights will be transferable to a person acquiring 25% or more of the shares initially issued. The registration rights are to be subject to blackout and market standstill provisions enabling the Company to suspend sales pursuant to the registration rights for up to, but not more than, 180 days in any 12-month period.

In connection with the transaction, the Company made technical amendments to its by-laws to reflect the rights to be granted to the holders of the Class B Capital Stock and constitute the addition of language in certain sections of the by-laws indicating that the provisions of such sections are “subject to the rights, if any, of the holders of any series of preferred stock.”

No underwriters were involved in the sale of the shares of Class B Capital Stock and common stock of the Company to the Buyer. These shares will be issued in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. The Buyer has represented to the Company in connection with its purchase that it is an accredited investor and is acquiring the shares for investment and not distribution and that it can bear the risks of the investment. The Buyer received written disclosure that the securities have not been, and will not be, registered under the Securities Act and that they may be resold without registration under the Securities Act only in certain limited circumstances.

The foregoing summary is qualified in its entirety by reference to the copies of the Certificate of Designations, Investor Rights Agreement, Registration Rights Agreement and Amended and Restated By-Laws of the Company, which are attached as Exhibits 3.1, 99.1, 99.2 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Appointments and Resignations of Directors

In connection with the closing of the sale of stock to the Buyer, on June 29, 2006, the previously announced resignations of John M. Shalikashvili and Douglas T. Hickey became effective and the Buyer appointed Sergey L. Batekhin, Joel D. Gross and Sergey Polikarpov to serve as directors of the Company. Mr. Batekhin is currently a Managing Director of ZAO Interros Holding Company, a major Russian investment firm. Mr. Gross is currently an independent consultant and previously served as Executive Vice President, Corporate and Business Development for Broadview Networks Holdings, Inc. from August 2002 to February 2005. Mr. Polikarpov is currently the Director of the Buyer. Prior to serving in such role, Mr. Polikarpov was Head of Investor Relations for MMC Norilsk Nickel, a Russian mining company.

Accordingly, the Company’s Board of Directors currently consists of the following individuals:

Class I Directors – Term Expires 2009

Dr. Roger B. Saillant

Gary K. Willis (4)

Maureen O. Helmer (1)(6)

Class II Directors – Term Expires 2007

George C. McNamee (3)

J. Douglas Grant (1)

Class III Directors – Term Expires 2008

Larry G. Garberding (2)

Peter Woicke (3)(5)

Class B Directors – Appointed by Holders of Class B Capital Stock

Sergey L. Batekhin (3)

Joel D. Gross (1)

Sergey Polikarpov (5)

(1)	Audit Committee member
(2)	Audit Committee chairman
(3)	Compensation Committee member
(4)	Compensation Committee chairman
(5)	Corporate Governance and Nominating Committee member
(6)	Corporate Governance and Nominating Committee chairman

Additionally, the Buyer currently has the right to appoint one additional Class B Director.

On June 29, 2006, the Company entered into indemnification agreements with each of the directors. The indemnification agreements require, among other matters, that the Company indemnify its directors to the fullest extent permitted by law and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and may cover directors under directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Company’s Board of Directors or its stockholders to eliminate the rights it provides. The foregoing summary is qualified in its entirety by reference to the copy of the form of Indemnification Agreement, which is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Appointments of Officers

On June 28, 2006, the Company appointed the following officers of the Company:

Name	Title
Tom Hutchison	Vice President Engineering
Robert Powers	Interim Chief Financial Officer*

*	Effective upon the previously announced resignation of David A. Neumann, the Company’s current Chief Financial Officer, on June 30, 2006

Mr. Powers, who is currently 35, has been the Company’s Corporate Controller since June 2005. Prior to that time, Mr. Powers had worked for PricewaterhouseCoopers LLP, an accounting firm, since September 1993, most recently as a Senior Manager from June 2003 to June 2005 and an Audit Manager from June 2000 to June 2003. Mr. Hutchison had previously served as Global Director – Product Safety Office at Visteon Corporation.

In connection with the hiring of Mr. Hutchison, the Company entered into a severance agreement with Mr. Hutchison that provides, among other things, that, if within 24 months after a change in control, the Company terminates his employment or assigns him duties materially inconsistent with his position (a “Terminating Event”), then he will be entitled to (1) receive a lump sum payment equal to the sum of (i) his average annual base salary over the three fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three fiscal years prior to the change in control, (2) continue vesting in his options for twelve (12) months following the Terminating Event, and (3) receive benefits, including health, dental and life insurance for twelve (12) months following the Terminating Event. The foregoing summary is qualified in its entirety by reference to the copy of the Executive Severance Agreement, which is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Designations of Class B Capital Stock, a series of preferred stock, of Plug Power Inc.

3.2	Amended and Restated By-Laws of Plug Power Inc.

99.1	Investor Rights Agreement, dated as of June 29, 2006, by and among Plug Power Inc., Smart Hydrogen Inc. and the other parties named therein

99.2	Registration Rights Agreement, dated as of June 29, 2006, by and between Plug Power Inc. and Smart Hydrogen Inc.

99.3	Form of Indemnification Agreement entered into with each director

99.4	Executive Severance Agreement, dated as of June 29, 2006, by and between Tom Hutchison and Plug Power Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: June 29, 2006	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer